SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 17, 2006
ALION SCIENCE AND TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 West 35th Street	1750 Tysons Boulevard
Chicago, IL 60616	Suite 1300
(312) 567-4000	McLean, VA 22102
(703) 918-4480

(Address, including Zip Code and Telephone Number, including
Area Code, of Principal Executive Offices)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into and Amendment of a Material, Definitive Agreement
On February 17, 2006, Alion Science and Technology Corporation (the “Company”), Credit Suisse (formerly known as Credit Suisse First Boston, “CS”) and Credit Suisse Securities (USA) LLC entered into a commitment letter agreement effective as of February 15, 2006. Subject to certain conditions in the commitment letter agreement, CS agreed to provide the Company an incremental term loan in the aggregate principal amount of $50,000,000, in accordance with the Company’s existing senior credit facility arranged by CS. CS also agreed to use commercially reasonable efforts to arrange certain amendments to the Company’s existing senior credit facility.
The Company intends to use the incremental term loan proceeds to finance acquisitions permitted by the Company’s existing senior credit facility, to pay related fees and expenses, and for other general corporate purposes. CS’s commitment terminates on the earlier of March 15, 2006, or the closing of the incremental term loan.
A copy of the CS commitment letter agreement is attached to this current report on Form 8-K as Exhibit 10.64 and is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the CS commitment letter and the transactions contemplated thereby is not intended to be complete, and is qualified in its entirety by the complete text of the CS commitment letter.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 23, 2006

ALION SCIENCE AND TECHNOLOGY CORPORATION
By:	/s/ John M. Hughes
Name:	John M. Hughes
Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.64	CS Commitment Letter

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